Exhibit 99.1

NOVEN AND HISAMITSU ENTER INTO DEFINITIVE MERGER AGREEMENT

Hisamitsu to Commence All-Cash Tender Offer for 100% of Noven Shares

Noven’s Existing Operations to Serve as Combined Company’s U.S. Growth Platform

Miami, Florida USA and Tosu, Saga Japan – July 14, 2009 – Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) and Hisamitsu Pharmaceutical Co., Inc.  (TSE: 4530) today jointly announced that they have entered into a definitive merger agreement pursuant to which Hisamitsu has proposed to acquire Noven for total cash consideration of approximately $428 million, or $16.50 per share, in an all-cash tender offer for 100% of the outstanding shares of Noven.  The offer price represents a 22% premium to the closing price of Noven’s common stock on July 13, 2009, and a 43% premium to Noven’s average closing price for the preceding 90 days.

The acquisition is expected to be effectuated through a cash tender offer by a wholly-owned subsidiary of Hisamitsu for the outstanding shares of Noven.  The tender offer, if successful, would be followed by the merger of the Hisamitsu subsidiary with and into Noven, with Noven surviving as a wholly-owned subsidiary of Hisamitsu.
The companies expect that Noven will continue as a standalone business unit, operating at its current locations in Miami and New York with its existing work force.

Peter Brandt, Noven President, CEO and board member, said, “Today is a great day for Noven, our shareholders, our employees and all Noven constituents.  The proposed acquisition by Hisamitsu – a company Noven has come to know, respect and trust over the course of several years – provides substantial value to Noven shareholders, while positioning Noven as the U.S. growth platform of a global company with significant resources and a vision aligned with our own.  It brings together two industry leaders in complementary geographic markets that share a joint commitment to the development, manufacture and commercialization of transdermal and other therapies.  With our combined capabilities and shared vision, we expect to accelerate the achievement of the Noven mission – to develop and commercialize products and technologies that meaningfully benefit patients, our customers and our industry partners – and to achieve that mission on a grander scale than we could alone.”

Commenting on the transaction, Hirotaka Nakatomi, President of Hisamitsu, said, “In Noven, we believe we have found the ideal catalyst to accelerate Hisamitsu’s strategic objective of increasing our U.S. presence.  The transaction presents the opportunity to build upon Noven’s impressive capabilities in transdermal drug development, clinical/regulatory affairs, manufacturing, and product commercialization.  In addition, we believe products incorporating Noven’s technologies have the potential to supplement Hisamitsu’s development efforts in Japan and elsewhere, thereby advancing our vision of serving patients globally with new transdermal therapies that improve the quality of life.”

Following the transaction, Jeffrey F. Eisenberg, currently Noven’s Executive Vice President and President of the Novogyne joint venture, will be named Noven’s President & Chief Executive Officer.  He will assume the responsibilities of Peter Brandt, who will leave Noven after a transition period.

The merger agreement was unanimously approved by the boards of directors of both Noven and Hisamitsu.  The tender offer is expected to commence by July 28, 2009, and to last for 20 business days.  Consummation of the tender offer is subject to the satisfaction of certain customary conditions, including the tender of a majority of the outstanding shares of Noven on a fully-diluted basis and the receipt of regulatory approvals.  Hisamitsu’s shareholders are not required to vote on or approve the tender offer or merger.  Hisamitsu is currently the beneficial owner of 1,240,000 shares of Noven common stock, representing approximately 4.9% of shares outstanding.

J.P. Morgan Securities Inc. served as financial advisor to Noven in connection with the transaction, and Cravath, Swaine & Moore LLP served as Noven’s legal counsel in connection with the transaction and related matters.

Lazard served as financial advisor to Hisamitsu in connection with the transaction, and Nishimura & Asahi and Debevoise & Plimpton LLP served as Hisamitsu’s legal counsel in connection with the transaction and related matters.

Concurrent with this press release, Noven issued a press release announcing positive Phase 2 clinical trial results for Noven’s Mesafem™ product, a non-hormonal therapy in development by Noven for the treatment of vasomotor symptoms (hot flashes) associated with menopause.  The press release can be found at www.noven.com.

About Noven
Noven Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the research, development, manufacture, marketing and sale of prescription pharmaceutical products.  Noven’s business and operations are focused in three principal areas – transdermal drug delivery, the Novogyne Pharmaceuticals joint venture, and Noven Therapeutics, Noven’s specialty pharmaceutical marketing and sales unit.  Noven is committed to developing and offering products and technologies that meaningfully benefit patients, its customers and its industry partners.  For more information, visit www.noven.com.

About Hisamitsu
Hisamitsu Pharmaceutical Co., Inc. is a leading pharmaceutical company that develops and markets ethical and over-the-counter (“OTC”) pharmaceutical products using TDDS technology.  The leading product in ethical pharmaceuticals is Mohrus® series, ketoprofen patch for pain, and the leading brand in the OTC business is “Salonpas®”.  The company was founded in 1847 and is located in Saga, Japan.  Additional information is available through its corporate website, www.hisamitsu.co.jp.

Important Information about the Tender Offer
The tender offer described herein has not yet commenced and this communication is neither an offer to purchase nor the solicitation of an offer to sell any securities.  At an appropriate time, Noven intends to file a tender offer solicitation/recommendation statement, and Hisamitsu intends to file a Schedule TO and related documents (together with the tender offer solicitation/recommendation statement, the “Tender Offer Documents”) with the Securities and Exchange Commission (SEC).  Investors and security holders are urged to read the Tender Offer Documents and any other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors and security holders may obtain a free copy of the Tender Offer Documents and other documents (when available) that Noven or Hisamitsu files with the SEC at the SEC’s website at www.sec.gov.  In addition, the tender offer solicitation/recommendation statement and other documents filed by Noven with the SEC may be obtained from Noven free of charge by directing a request to Joseph C. Jones, Noven’s Vice President – Corporate Affairs, at 305-253-1916.

Safe Harbor Statement
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve substantial risks and uncertainties.  Statements that are not historical facts, including statements that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions, and statements that involve risks and uncertainties concerning Hisamitsu’s acquisition of Noven, are forward-looking statements.  Noven’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Noven’s current perspective on existing trends and information.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the current expectations of Noven and, where applicable, Hisamitsu, and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Noven’s and Hisamitsu’s control.  These factors include, but are not limited to, the timing and completion of the proposed tender offer for the outstanding shares of Noven, the ability to complete the tender offer and subsequent merger successfully, in a timely fashion and on the terms agreed to by the parties, and the anticipated impact of the acquisition on Noven’s or Hisamitsu’s operations and financial results. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on either Noven’s or Hisamitsu’s results of operations or financial condition.  Unless required by law, Noven and Hisamitsu undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Noven Investor Contact:
Joseph C. Jones
Vice President – Corporate Affairs
Noven Pharmaceuticals, Inc.
E-mail:  jjones@noven.com
305-253-1916

Noven Press Contact:
Michael Geczi
Managing Director
Financial Dynamics
E-mail:  michael.geczi@fd.com
312-553-6735

Hisamitsu Contact:
Shinichiro Takao
Executive Officer, Corporate Strategy Planning Division
Hisamitsu Pharmaceutical Co., Inc.
E-mail:  Shinichiro_Takao@hisamitsu.co.jp
+81-3-5293-1713